UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34565	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1435 Crossways Boulevard Chesapeake, Virginia		23320
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2015, Monarch Financial Holdings, Inc. (the “Company”), TowneBank and Monarch Bank (the “Bank”), the wholly-owned bank subsidiary of the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), pursuant to which the Company and the Bank will merge with and into TowneBank (the “Merger”). TowneBank will be the surviving corporation in the Merger. The Company and TowneBank anticipate that the Merger will close in the second quarter of 2016, subject to customary closing conditions, including shareholder and regulatory approvals. The Merger Agreement was approved by the Boards of Directors of all parties.

Under the terms of the Merger Agreement, the Company’s shareholders will be entitled to receive 0.8830 shares of TowneBank common stock for each share of Company common stock. Each Company restricted stock award that is outstanding immediately before the effective date of the merger will be converted into a replacement stock award of TowneBank on the same terms and conditions applicable to the Company restricted stock award, but taking into account any acceleration of vesting thereof in the Company’s equity plans or individual award agreements, and as adjusted based on the 0.8830 exchange ratio.

At the effective date of the Merger, Jeffrey F. Benson, E. Neal Crawford, Jr., William T. Morrison, Robert M. Oman, Elizabeth T. Patterson, Dwight C. Schaubach and Brad E. Schwartz, current members of the Board of Directors of Monarch, will be appointed to the Board of Directors of TowneBank. Messrs. Benson and Schwartz will also be appointed to the Executive Committee of TowneBank’s Board of Directors and Mr. Benson will be appointed Vice Chairman of TowneBank’s Board of Directors. Each of Lawton H. Baker, Joe P. Covington, Jr., Virginia Sancilio Cross, Taylor B. Grissom and Mr. Crawford will be appointed to the Board of Managers of Towne Financial Services, LLC, a wholly owned subsidiary of TowneBank, effective at the time of the Merger.

The parties will prepare and file a joint proxy statement with the Federal Deposit Insurance Corporation (“FDIC”), with respect to TowneBank, and the Securities and Exchange Commission (“SEC”), with respect to the Company, in connection with the solicitation of proxies from the shareholders of TowneBank for TowneBank’s shareholder meeting and from the shareholders of the Company for the Company’s shareholder meeting.

In connection with the execution of the Merger Agreement, all of the directors and executive officers of the Company entered into affiliate agreements with TowneBank pursuant to which such individuals, in their capacities as shareholders, have agreed, among other things, to vote their respective shares of Company common stock in favor of the approval of the Merger Agreement. All of the directors of the Company also have entered into noncompete agreements with TowneBank. The forms of affiliate agreement and noncompete agreement are included in Exhibit 2.1 as exhibits to the Merger Agreement and are incorporated herein by reference.

The Company has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the

Merger Agreement and the effective date of the merger, including specific forbearances with respect to its business activities, (2) the Company’s obligation to call a meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, that its Board of Directors recommend that Company shareholders vote to approve the Merger Agreement and (3) the Company’s non-solicitation obligations regarding alternative acquisition proposals. The Merger Agreement also contains provisions that provide for the termination of the Merger Agreement in certain circumstances, including a decline in the price of TowneBank common stock relative to a specified bank stock index. Under specified circumstances, these termination provisions may require the Company to pay TowneBank a termination fee of $8.0 million.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove inaccurate. In addition, the assertions embodied in those representations, warranties and covenants are qualified by information in the confidential disclosure schedules that the parties have exchanged in connection with the signing of the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as the actual state of facts at the time they were made or otherwise.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, TowneBank will file with the FDIC a preliminary proxy statement/prospectus, and the Company will file with the SEC a preliminary proxy statement. TowneBank and the Company each will deliver a definitive joint proxy statement/prospectus to their respective shareholders seeking approval of the merger and related matters. In addition, each of TowneBank and the Company may file other relevant documents concerning the proposed merger with the FDIC and SEC.

Shareholders are strongly urged to read the definitive joint proxy statement/prospectus regarding the proposed merger when it becomes available and other relevant documents filed with the FDIC and SEC, as well as any amendments to supplements to those documents, because they will contain important information about TowneBank, the Company and the proposed merger. Free copies of the definitive joint proxy statement/prospectus, as well as other filings containing information about the Company, may be obtained after their respective filing at the SEC’s Internet site (http://www.sec.gov). In addition, free copies of the definitive joint proxy statement/prospectus, when available, also may be obtained by directing a request by telephone or mail to TowneBank, 6001 Harbour View Boulevard, Suffolk, Virginia 23425, Attention: Investor Relations (telephone: (757) 638-6794), or Monarch Financial Holdings, Inc., 1435 Crossways Blvd, Suite 301, Chesapeake, Virginia 23320, Attention: Investor Relations (telephone: (757) 389-5111), or by accessing TowneBank’s website at https://townebank.com under “Investor Relations” or the Company’s website at https://www.monarchbank.com under “Investor Relations.” The information on TowneBank’s and the Company’s websites is not, and shall not be deemed to be, a part of this report or incorporated into other filings either company makes with the FDIC or SEC.

The Company, TowneBank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed merger. Information about the directors and executive officers of the Company and TowneBank and other persons who may be deemed participants in the solicitation will be included in the definitive joint proxy Statement/prospectus. Information about the Company’s executive officers and directors can be found in the Company’s definitive proxy statement in connection with its 2015 Annual Meeting of Shareholders filed with the SEC on April 2, 2015. Information regarding the TowneBank’s executive officers and directors can be found in TowneBank’s definitive proxy statement in connection with its 2015 Annual Meeting of Shareholders filed with the FDIC on April 17, 2015. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of each document as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated as of December 16, 2015, by and among TowneBank, Monarch Financial Holdings, Inc. and Monarch Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.
(Registrant)

Date: December 22, 2015	By:	/s/ Lynette P. Harris
Lynette P. Harris, Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated as of December 16, 2015, by and among TowneBank, Monarch Financial Holdings, Inc. and Monarch Bank

.